Exhibit 10.1

[PRAECIS LETTERHEAD]

March 29, 2004

Mr. William K. Heiden

10 Livingston Road

Wellesley, MA  02482

Dear Bill:

In accordance with our recent discussions, this letter will serve to amend the letter agreement, dated as of May 9, 2002, between PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) and you (the “Original Letter Agreement”) as provided herein.  Capitalized terms used but not defined herein shall have the meanings given to them in the Original Letter Agreement.

From and after the date hereof, you acknowledge and agree that (i) any options to purchase shares of common stock, par value $.01 per share, of the Company granted to you under the Company’s Second Amended and Restated 1995 Stock Plan (as it may be amended from time to time) shall automatically become fully vested and exercisable upon the termination of your employment with the Company upon or after a Change of Control if such termination would entitle you to a lump sum payment pursuant to the terms of the Original Letter Agreement as set forth under the caption “Change of Control Severance Benefits”, (ii) immediately upon a Change of Control, the section of each Stock Option Agreement entered into between you and the Company captioned “No Exercise of Option if Employment Terminated for Misconduct” shall automatically cease to be of any force or effect and, accordingly, no termination of your employment with the Company after a Change of Control will be, or will be deemed to be, a termination for “Misconduct” for purposes of any Stock Option Agreement and (iii) any Stock Option Agreement entered into between you and the Company after the date hereof will include provisions to the effect provided in clauses (i) and (ii) of this sentence.  Accordingly, the fourth and fifth sentences of the section of the Original Letter Agreement captioned “Stock Options”, to the extent such sentences refer to future grants of stock options, are amended as provided herein and shall be of no further force or effect.  All other provisions of the Original Letter Agreement are not changed hereby and shall remain in full force and effect.

Please indicate your agreement with and acceptance of the foregoing by signing and returning the enclosed duplicate copy of this letter to Mary Beth DeLena, Vice President, Legal.

Sincerely yours,

PRAECIS PHARMACEUTICALS

INCORPORATED

By:	/s/ Malcolm L. Gefter, Ph.D.
Malcolm L. Gefter, Ph.D.
Chairman of the Board and
Chief Executive Officer

Agreed and Accepted:

/s/ William K. Heiden
William K. Heiden

Date:	March 29, 2003